As filed with the Securities and Exchange Commission on May 1, 1995
                                                        Registration No. 33-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FIRST TENNESSEE NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

            TENNESSEE                       6021                 62-0803242
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-4444
  (Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)

                             HARRY A. JOHNSON, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-4444
 (Name,address, including zip code, and telephone number, including area code, of agent for service)

                                With Copies to:
                             LINDA M. CROUCH, ESQ.
                      BAKER, DONELSON, BEARMAN & CALDWELL
                         2000 FIRST TENNESSEE BUILDING
                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 526-2000

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ].

===============================================================================================
                        CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------
Title of each          Amount          Proposed Maximum    Proposed Maximum    Amount
class of securities    to be           Offering Price      Aggregate           of
to be registered       Registered      per Unit(1)         Offering Price      Registration Fee
- -----------------------------------------------------------------------------------------------
Common Stock          300,000          $42.436             $12,730,800         $4,390
===============================================================================================

(1) Calculated pursuant to Rule 457(c).

The Registrant filed Registration Statement on Form S-3 (No. 33-8029) on August 14, 1986. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein relates also to the 200,000 shares of Common Stock covered by Registration Statement No. 33-8029.

                                   PROSPECTUS

                      FIRST TENNESSEE NATIONAL CORPORATION
                           DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN
                500,000 SHARES OF COMMON STOCK, $2.50 PAR VALUE

         The First Tennessee National Corporation ("First Tennessee") Dividend Reinvestment and Stock Purchase Plan (the "Plan") provides holders of shares of the common stock of First Tennessee ("Common Stock") with a simple and convenient method of purchasing additional shares of Common Stock without payment of any brokerage commissions or service charges. Any holder of record of shares of Common Stock is eligible to participate in the Plan.

         Plan participants may:

         -- have cash dividends on all or a portion of their shares of Common Stock registered in their names automatically invested, along with voluntary cash payments they may choose to make; or

         -- continue to receive cash dividends on shares registered in their names and invest by making voluntary cash payments of up to $10,000 per quarter.

         The shares to be issued under the Plan and to which this Prospectus relates may be newly issued shares or shares purchased in the open market. The purchase price of newly issued shares purchased with reinvested dividends or with voluntary cash payments will be the mean between the highest and lowest sales prices of the Common Stock as reported on the Nasdaq Stock Market's National Market System on the date the investment is made. The purchase price of shares purchased with reinvested dividends or with voluntary cash payments in the open market will be the weighted average purchase price of all shares purchased for the relative Investment Date (defined herein).

         This Prospectus should be retained for future reference.

         THE SHARES OF FIRST TENNESSEE COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May 1, 1995

                             AVAILABLE INFORMATION

         First Tennessee is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the SEC's facilities referred to above and at the SEC's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The First Tennessee Common Stock is included for quotation on the Nasdaq Stock Market's National System and such reports, proxy statements and other information concerning First Tennessee should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. This Prospectus is part of a Registration Statement filed and effective under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock and associated rights to be issued. This Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC are hereby incorporated by reference in this Prospectus and made a part hereof: (a) First Tennessee's Current Report on Form 8-K, dated October 1, 1993, filed October 18, 1993; (b) First Tennessee's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended April 25, 1995; (c) First Tennessee's proxy statement dated March 15, 1995, exclusive of the Board Compensation Committee Report and the Total Shareholder Return Performance Graph on pages 13-18 thereof; (d) the description of First Tennessee Common Stock contained in First Tennessee's registration statement on Form 10 (File No. 0-4491), filed April 14, 1970, pursuant to Section 12 of the Exchange Act (and any amendments or reports filed for the purpose of updating the description); and (e) the description of the First Tennessee's rights to purchase Participating Preferred Stock included in First Tennessee's registration statement on Form 8-A (File No. 0-4491), filed September 8, 1989, pursuant to Section 12 of the Exchange Act pursuant to which First Tennessee registered the Shareholder Protection Rights Plan under the Exchange Act.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of First Tennessee Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         First Tennessee will furnish without charge to each person to whom this Prospectus is delivered, upon his written or oral request, a copy of any or all of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into any of the documents incorporated by reference). Requests should be directed by mail to Treasurer, First Tennessee National Corporation, P.O. Box 84, Memphis, Tennessee 38101 or by telephone to (901) 523-5630.

                      FIRST TENNESSEE NATIONAL CORPORATION

GENERAL

         First Tennessee is a regional bank holding company incorporated under the laws of Tennessee, which, through First Tennessee Bank National Association, Memphis, Tennessee ("FTB") and its other banking and banking-related subsidiaries, provides a broad range of financial services. First Tennessee was incorporated in Tennessee in 1968. At December 31, 1994, First Tennessee had consolidated total assets of approximately $10.5 billion, consolidated total deposits of approximately $7.7 billion and equity capital of approximately $748.8 million. At December 31, 1994, First Tennessee ranked 60th among bank holding companies in the United States and first among bank holding companies headquartered in Tennessee in terms of total assets.

         First Tennessee coordinates the financial resources of the consolidated enterprise and maintains systems of financial, operational and administrative control that allow coordination of selected policies and activities. First Tennessee operates principally through FTB, which was chartered as a national banking association in 1864. As of December 31, 1994, FTB was the largest commercial bank headquartered in Tennessee both in terms of total assets and deposits, and nationally ranked 59th in terms of total assets. At December 31, 1994, FTB had total assets of approximately $10.0 billion, total deposits of approximately $7.3 billion and equity capital of approximately $672.8 million. FTB conducts a broad range of retail and commercial banking and fiduciary services and had 214 banking locations at December 31, 1994. FTB also offers a comprehensive range of financial services, including bond broker/agency services, mortgage banking and check clearing, to companies nationally. Bond broker/agency services provided by FTB consist primarily of the sale of bank-eligible securities to other financial institutions. Subsidiaries of First Tennessee and FTB are engaged primarily in providing mortgage banking, integrated check processing solutions, discount brokerage, equipment finance, venture capital, investment management and credit life insurance.

         The principal executive offices of First Tennessee are located at 165 Madison Avenue, Memphis, Tennessee 38103, and its telephone number is (901) 523-4444.

               THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         First Tennessee's Dividend Reinvestment and Stock Purchase Plan ("Plan") is set forth below in a question and answer format. The Plan became effective on September 18, 1979, and subsequently has been amended by the Board of Directors of First Tennessee. All amendments to the Plan as of the date of this Prospectus have been incorporated herein and the Plan as amended and restated is set forth below.

PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide record holders of the First Tennessee's Common Stock who participate in the Plan ("Participants") with a simple and convenient method of investing cash dividends and voluntary cash payments in shares of Common Stock. To the extent such shares are purchased directly from First Tennessee and not in the open market, First Tennessee will receive additional funds to be used for general corporate purposes.

ADVANTAGES

2.       WHAT ARE THE ADVANTAGES OF THE PLAN?

         o Reinvest dividends and invest voluntary cash payments at the average market price of Common Stock for newly issued shares and at the prevailing market prices for open market purchases (See No. 10 below).

         o Reinvest dividends and invest voluntary cash payments without brokerage commissions or other charges (See No. 13 below).

         o Receive full investment use of funds as the Plan provides for fractions of shares to be credited to Participant's accounts.

         o Receive a detailed statement of account transactions (See No. 17 below).

ADMINISTRATION

3.       WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

         Norwest Bank Minnesota, N.A., Investment Plan Services, P.O. Box 539, South St. Paul, Minnesota 55075 (the "Plan Administrator") administers the Plan as agent for Participants, sends statements of account to Participants, and performs other duties relating to the Plan (See No. 26 below). Telephone inquiries may be directed to the Plan Administrator at (800) 468-9716.

PARTICIPATION

4.       WHO IS ELIGIBLE TO PARTICIPATE?

         All record holders of Common Stock may become Participants in the Plan. Record holders may participate in the Plan with respect to all or any portion of the shares of the First Tennessee's Common Stock registered in his or her name ("Participating Shares"). In order to be eligible to participate in the Plan, any beneficial owner whose shares are held in a name other than his or her own (e.g., in the name of a broker or bank nominee) must either become a shareholder of record by having such shares transferred into his or her name or make appropriate arrangements with his or her nominee. Otherwise, those beneficial owners who are not holders of record of shares will not be eligible to participate in the Plan. Any shareholder who resides in a jurisdiction in which it is unlawful for First Tennessee to permit participation is not eligible to participate in the Plan.

5.       HOW DOES AN ELIGIBLE SHAREHOLDER BECOME A PARTICIPANT?

         An eligible shareholder may join the Plan at any time by completing and signing the authorization form ("Authorization Form") and returning it to the Plan Administrator. Additional Authorization Forms may be obtained from the Plan Administrator. Authorization Forms for new Participants must be received prior to a dividend record date for eligible shareholders to reinvest the related dividend.

6.       WHEN MAY A SHAREHOLDER JOIN THE PLAN?

         A holder of record of shares of Common Stock may join the Plan at any time. If the Authorization Form is received by the Plan Administrator on or prior to the record date established for payment of a particular dividend, reinvestment will begin with that dividend payment. Record dates are normally the third Friday of March, June, September and December for dividends payable the first day of April, July, October and January. If the Authorization Form is received after the record date for a particular dividend, the reinvestment will not begin until the dividend date following the next record date. For example, in order to invest the quarterly cash dividend expected to be payable on January 1, a shareholder's Authorization Form must be received by the Plan Administrator no later than the third Friday of December (the proposed record date). If received after that date, the shareholder's purchases will not start until the following dividend payment date, which would be April 1. Voluntary cash payments will be invested monthly on the first business day of each month. Cash must be received by the Plan Administrator at least one business day prior to the Investment Date (as defined below). See No. 9. Once in the Plan, a shareholder will remain a participant until the shareholder withdraws from the Plan or all of the shares held in the shareholder's name and credited to the shareholder's account under the Plan are sold or transferred.

7. DOES A SHAREHOLDER HAVE TO AUTHORIZE DIVIDEND REINVESTMENT ON A MINIMUM NUMBER OF SHARES?

         No. There are no minimum share requirements. Record holders of Common Stock may authorize the reinvestment of dividends on all or any portion of their shares (See Nos. 4 above and 8 below).

8.       MAY A PARTICIPANT CHANGE THE NUMBER OF SHARES SUBJECT TO THE PLAN?

         Yes. If a Participant wishes to change the number of shares of Common Stock subject to the Plan, the Participant must notify the Plan Administrator in writing to that effect. Any such notification received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account.

PURCHASES

9.       WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

         As and when dividends are paid on the Common Stock, First Tennessee will promptly pay to the Plan Administrator all dividends payable on Participating Shares (less tax withheld, if any). Cash dividends will be used to purchase Common Stock promptly after receipt by the Plan Administrator. The Plan Administrator will apply any voluntary cash payment received from a Participant at least one day prior to the first business day of each month to the purchase of the Common Stock for the account of the Participant. INTEREST WILL NOT BE PAID BY FIRST TENNESSEE OR THE PLAN ADMINISTRATOR ON CASH PAYMENTS HELD PENDING INVESTMENT. The date on which dividends are reinvested and/or cash payments are invested is referred to herein as the "Investment Date." The Plan's Investment Dates in any month in which a dividend is paid is the dividend payment date and in any other month will be on the first day of such month. If, however, the Investment Date falls on a date when the Nasdaq Stock Market is closed, the first succeeding day on which the Nasdaq Stock Market is open will be the Investment Date. In the event the Plan Administrator is unable to purchase on the Investment Date all the shares required to be purchased, the Plan Administrator will continue to purchase shares on succeeding days until all funds are invested.

10.      AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

         Newly issued shares of Common Stock will be purchased at the mean between the highest and lowest sales prices of the Common Stock on the Investment Date, as quoted by the Nasdaq Stock Market's National Market System or other authoritative source. The price of shares purchased in the open market will be the weighted average purchase price of all shares purchased for the relevant Investment Date. The Plan Administrator will select brokerage firms through which purchases are made and such brokerage firms may include First Tennessee Brokerage, Inc., an affiliate of First Tennessee.

11.      HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

         The number of shares that will be purchased for each Participant will depend on the amount of dividends to be reinvested, voluntary cash payments, or both in a Participant's account and the applicable purchase price of the Common Stock (See No. 10 above). Each Participant's account will be credited with that number of shares, including any fractional interest computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in the response to No. 10 above.

12. WILL DIVIDENDS ON SHARES HELD IN A PARTICIPANT'S ACCOUNT BE USED TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK?

         Yes. All dividends on shares held in a Participant's account, whether purchased through dividend reinvestment or voluntary cash payments, will be automatically reinvested in additional shares of Common Stock.

13. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

         No. Participants will incur no brokerage commissions or other charges for purchases made under the Plan. All costs of administration of the Plan purchases are paid by First Tennessee.

VOLUNTARY CASH PAYMENTS

14.      WHO WILL BE ELIGIBLE TO MAKE VOLUNTARY CASH PAYMENTS?

         All record holders of Common Stock may elect to make voluntary cash payments.

15.      WHAT ARE THE LIMITATIONS ON VOLUNTARY CASH PAYMENTS?

         Voluntary cash payments may be made at any time but may not be less than $25 per payment. Such payments on behalf of any Participant may not aggregate more than $10,000 per quarter. First Tennessee reserves the right in its sole discretion to determine whether voluntary cash payments are made on behalf of a particular Participant.

16.      HOW DOES THE VOLUNTARY CASH PAYMENT OPTION WORK?

         A voluntary cash payment may be made by enclosing a check or money order with the Authorization Form (for new Participants) or by forwarding a check or money order to the Plan Administrator with a payment form that will accompany each statement of account. Checks and money orders should be made payable to the Plan Administrator and should include the Participant's account number. Additional payment forms may be obtained from the Plan Administrator. The Plan Administrator will apply any voluntary cash payment received from a Participant to the purchase of Common Stock for the account of the Participant.

         While voluntary cash payments may be made at any time, Participant should be aware that no interest will be paid on these payments. You may obtain the return of any voluntary cash payment by written request received by the Plan Administrator at least 48 hours before the next Investment Date.

REPORTS TO PARTICIPANTS

17.      WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         A statement of account transactions will be mailed to each Participant as soon as practicable after each investment. These statements are your only record of cost information and should be retained for tax purposes. The Plan Administrator may assess a charge to Participants for providing past statement information. Each Participant will also receive copies of First Tennessee's annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

SHARE CERTIFICATES

18. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

         Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan will not be issued. The number of shares credited to a Participant's account under the Plan will be shown on his or her statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. Certificates will be issued for shares withdrawn from the Plan (See No. 20 below).

19. MAY A PARTICIPANT DELIVER CERTIFICATES REPRESENTING SHARES OF COMMON STOCK IN HIS OR HER POSSESSION TO THE PLAN ADMINISTRATOR FOR CREDIT TO HIS OR HER ACCOUNT MAINTAINED AS PART OF THE PLAN?

         Participants may elect to deposit their original certificate(s) into the Dividend Reinvestment account for safekeeping by sending the certificate(s) to the Plan Administrator together with instructions to deposit the certificate(s) into the Plan. The transaction will appear on the statement for that period, and shares will be held by the Plan Administrator in its name or nominee name. These shares will be held in the Dividend Reinvestment account until such time as the Participant requests a certificate, sale or termination from the Plan. Because Participants bear the risk of loss in sending stock certificates, it is recommended that they use certified mail, return receipt requested, and that the mailing be properly insured. Certificates should not be endorsed, provided that the shares are being deposited into the same account as the registered holder. Participants should note that a cost basis record for deposited shares cannot be provided by the Plan Administrator. A record of purchase prices should be retained by the Participant(s).

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

20.      HOW MAY A PARTICIPANT WITHDRAW SHARES PURCHASED UNDER THE PLAN?

         A Participant may withdraw all or a portion of the shares of Common Stock credited to his or her account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn.

         When a Participant withdraws from the Plan or upon termination of the Plan by First Tennessee, two options are available. If the participant chooses the stock settlement option, certificates for whole shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share. See No. 21. Or, the Participant may choose the cash settlement option which provides for the sale of all of the shares, both whole and fractional, credited to the Participant's account under the Plan. Any whole shares may be aggregated and sold with those of other withdrawing Participants. The proceeds to each Participant in such case will be the average sales price of all shares so aggregated and sold, less a pro rata share of any brokerage commissions and fees. If a Participant requests such sale, the sale will be made at the prevailing market price on the date of the sale, within five business days after the receipt of the request, for the account of the Participant through a broker designated by the Plan Administrator. The participant will receive the proceeds of the sale less any related brokerage commissions, service charges and transfer tax.

         Without withdrawing from the Plan, a Participant may change the number of shares participating in the Plan or discontinue participation with reinvested dividends on certificate shares held by the Participant by notiying the Plan Administrator.

         Participants' shares will be sold at least once per week by the Plan Administrator at the then current market price in transactions carried out through one or more brokerage firms. Such brokerage firms will be selected by the Plan Administrator and may include First Tennessee Brokerage, Inc., an affiliate of First Tennessee. Any notice of withdrawal received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account. No dividends will be reinvested on shares withdrawn from a Participant's account unless an Authorization Form is or has been submitted with respect to such shares.

21. WHAT HAPPENS TO ANY FRACTIONAL INTEREST WHEN A PARTICIPANT WITHDRAWS SHARES PURCHASED UNDER THE PLAN?

         Any fractional interest withdrawn will be liquidated by the Plan Administrator on the basis of the then current market value of the Common Stock and a check issued promptly for the proceeds thereof. In no case will certificates representing a fractional interest be issued.

DISCONTINUATION OF DIVIDEND REINVESTMENT

22.      HOW DOES A PARTICIPANT DISCONTINUE PARTICIPATION UNDER THE PLAN?

         A Participant may discontinue participation under the Plan as to shares of Common Stock by notifying the Plan Administrator in writing to that effect. Any notice of discontinuation received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account. If a Participant discontinues participation in the Plan, dividends on shares held in such Participant's account will be automatically reinvested until such shares are withdrawn (See No. 20 above). A Participant who elects to discontinue participation need not discontinue the voluntary cash payment portion of the Plan when discontinuing the automatic dividend reinvestment portion.

FEDERAL TAX INFORMATION

23.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
         PLAN?

         Under the federal income tax law, a Participant in the Plan who acquires shares purchased directly from First Tennessee with reinvested dividends will be treated as receiving, on each dividend payment date, a dividend in an amount equal to the fair market value of the additional shares acquired on that date. A Participant in the Plan who acquires shares purchased in the open market with reinvested dividends will be treated as receiving a cash distribution equal to the sum of the purchase price and the pro rata brokerage fees paid by First Tennessee in connection with the purchase of such shares.

         A Participant's tax basis in the shares purchased directly from First Tennessee with reinvested dividends will be the fair market value of the shares on the dividend payment date on which the shares were acquired. A Participant's tax basis in shares purchased in the open market with reinvested dividends will be equal to the purchase price of the shares plus the amount of the pro rata brokerage fees paid by First Tennessee in connection with the purchase of such shares.

         A Participant's tax basis in shares purchased directly from First Tennessee with voluntary cash payments will be the purchase price of the shares. The tax basis of shares purchased in the open market with voluntary cash payments will be the purchase price of the shares plus the amount of the pro rata brokerage fees paid by First Tennessee in connection with the purchase of such shares.

         A Participant's holding period for the shares acquired pursuant to the Plan will begin on the day after the Investment Date.

         Dividends which a Participant receives under the Plan will be eligible for the dividends received deduction generally available to corporations to the same extent as cash dividends paid directly to the Participant.

         In the case of any shareholder as to whom federal income tax withholding on dividends is required, and in the case of a foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, First Tennessee will reinvest dividends net of the required amount of tax withheld.

         Participants should consult their own tax advisors as to the tax consequences of account transactions. Certain tax information will be provided to Participants by the Plan Administrator (See No. 17 above).

OTHER INFORMATION

24. WHAT HAPPENS IF FIRST TENNESSEE ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT OR HAS A RIGHTS OFFERING WITH RESPECT TO COMMON STOCK?

         Any shares resulting from a stock dividend or stock split with respect to Common Stock (whole shares and any fractional interest) in a Participant's account will be credited to such account. The basis for any rights offering will include the shares of Common Stock and any fractional interest credited to a Participant's account. The number and class of shares subject to the Plan will be adjusted automatically to reflect such events as stock dividends, stock splits, recapitalizations and like changes.

25. HOW WILL THE SHARES CREDITED TO A PARTICIPANT'S ACCOUNT BE VOTED AT A MEETING OF SHAREHOLDERS?

         If on a record date for a meeting of shareholders there are shares credited to a Participant's account under the Plan, such Participant will be sent proxy material for such meeting. A Participant will be entitled to one vote for each full and fractional share of Common Stock credited to his or her account. The Participant may vote by proxy or in person at any such meeting.

26.      WHAT IS THE RESPONSIBILITY OF THE PLAN ADMINISTRATOR?

         The Plan Administrator receives the Participants' dividend payments and voluntary cash payments, invests such amounts in additional shares of Common Stock, maintains continuing records of each Participant's account, and advises Participants as to all transactions in and the status of their accounts. The Plan Administrator acts in the capacity of agent for the Participants.

         All notices from the Plan Administrator to a Participant will be addressed to the Participant at his or her last address of record with the Plan Administrator. The mailing of a notice to a Participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such Participant. Therefore, Participants must promptly notify the Plan Administrator of any change of address.

         In administering the Plan, the Plan Administrator will not be liable for any act or omission to act done in good faith, including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of written notice of such death. The Plan Administrator shall have no duties, responsibilities or liabilities except such as are expressly set forth in the Plan. All transactions in connection with the Plan shall be governed by the laws of the State of Tennessee.

27.      MAY THE PLAN BE MODIFIED OR DISCONTINUED?

         First Tennessee reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification. In addition, First Tennessee may adopt rules and procedures for the administration of the Plan, interpret the provisions of the Plan and make any necessary determinations relating thereto. Any such rules, procedures, interpretations and determinations are final and binding.

28.      MAY A PARTICIPANT PLEDGE SHARES PURCHASED UNDER THE PLAN?

         No. A Participant who wishes to pledge shares credited to his account must request the withdrawal of such shares in accordance with the procedures outlined in response to No. 20 above.

29. WHAT PROCEDURES SHOULD BE FOLLOWED IF A PARTICIPANT WISHES TO SELL SHARES PURCHASED UNDER THE PLAN?

         When a Participant wishes to sell all or a portion of the shares credited to his account, he or she must request the withdrawal of such shares in accordance with the procedures outlined in response to No. 20 above.

                                USE OF PROCEEDS

         The proceeds from the purchases of Common Stock under the Plan from First Tennessee directly and not in the open market are expected to be used for general corporate purposes. First Tennessee has no basis for estimating either the number of shares of common Stock that will ultimately be purchased pursuant to the Plan or the prices at which the shares will be purchased.

                  DESCRIPTION OF FIRST TENNESSEE CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     The authorized capital stock of First Tennessee currently consists of 5,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), which may be issued from time to time by resolution of the First Tennessee Board and 100,000,000 shares of First Tennessee Common Stock. As of April 20, 1995, there were 34,577,436 shares of First Tennessee Common Stock and no shares of Preferred Stock outstanding. As of that date, approximately 5 million shares of First Tennessee Common Stock were reserved for issuance under various employee stock plans and First Tennessee's dividend reinvestment plan, and 345,774 shares of Preferred Stock were reserved for issuance under the Rights Plan. Also, First Tennessee has on file with the SEC an effective shelf registration pursuant to which it may offer from time to time, at its discretion, senior or subordinated debt securities, preferred stock, including depository shares, and First Tennessee Common Stock at an aggregate initial offering price not to exceed $300 million.

PREFERRED STOCK

     The First Tennessee Board is authorized, without further action by the shareholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, without par value, from time to time in one or more series and, with respect to each such series, has the authority to fix the powers (including voting power), designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. Currently, no shares of Preferred Stock are outstanding.

FIRST TENNESSEE COMMON STOCK

     The First Tennessee Board is authorized to issue a maximum of 100,000,000 shares of Common Stock, $2.50 par value per share. The holders of the First Tennessee Common Stock are entitled to receive, ratably, such dividends as may be declared by the First Tennessee Board from funds legally available therefor. The holders of the outstanding shares of First Tennessee Common Stock are entitled to one vote for each such share on all matters presented to shareholders and are not entitled to cumulate votes for the election of directors. Upon any dissolution, liquidation or winding up of First Tennessee resulting in a distribution of assets to the shareholders, the holders of First Tennessee Common Stock are entitled to receive such assets ratably according to their respective holdings after payment of all liabilities and obligations and satisfaction of the liquidation preferences of any shares of Preferred Stock at the time outstanding. The shares of First Tennessee Common Stock have no preemptive, redemption, subscription or conversion rights. The shares of First Tennessee Common Stock will be, when issued in accordance with the Plan, fully paid and nonassessable. Under First Tennessee's Charter, the First Tennessee Board is authorized to issue authorized shares of First Tennessee Common Stock without further action by First Tennessee's shareholders. However, the First Tennessee Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq Stock Market's National Market, which requires shareholder approval of the issuance of additional shares of First Tennessee Common Stock in certain situations. The Transfer Agent for the First Tennessee Common Stock is Norwest Bank Minnesota, National Association.

     The First Tennessee Board is divided into three classes, which results in approximately 1/3 of the directors being elected each year. In addition, the Charter and the Bylaws, among other things, generally give to the First Tennessee Board the authority to fix the number of directors on the First Tennessee Board and to remove directors from and fill vacancies on the First Tennessee Board, other than removal for cause and the filling of vacancies created thereby which are reserved to shareholders exercising at least a majority of the voting power of all outstanding voting stock of First Tennessee. To change these provisions of the Bylaws, other than by action of the First Tennessee Board, and to amend these provisions of the Charter or to adopt any provision of the Charter inconsistent with such Bylaw provisions, would require approval by the holders of at least 80% of the voting power of all outstanding voting stock. Such classification of the First Tennessee Board and such other provisions of the Charter and the Bylaws may have a significant effect on the ability of the shareholders of First Tennessee to change the composition of an incumbent First Tennessee Board or to benefit from certain transactions which are opposed by the First Tennessee Board.

SHAREHOLDER PROTECTION RIGHTS PLAN

     Each share of First Tennessee Common Stock has, and each share of the First Tennessee Common Stock issued pursuant to the Plan will have, attached to it one right (a "Right") issued pursuant to a Shareholder Protection Rights Agreement dated as of September 7, 1989 (the "Rights Plan"). Each Right entitles its holder to purchase 1/100th of a share of Participating Preferred Stock, without par value, for $76.67 (the "Exercise Price"), subject to adjustment, upon the business day following the earlier of (i) the 10th day after commencement of a tender or exchange offer which, if consummated, would result in a person's becoming the beneficial owner of 10% or more of the outstanding shares of First Tennessee Common Stock (an "Acquiring Person") and
(ii) the first date (the "Flip-in Date") of public announcement that a person has become an Acquiring Person.

     The Rights will expire on the earliest of (i) the Exchange Time (defined below), (ii) September 18, 1999 and (iii) the date on which the Rights are redeemed as described below. The First Tennessee Board may, at its option, at any time prior to the Flip-in Date, redeem all the Rights at a price of $.01 per Right.

     If a Flip-in Date occurs, each Right (other than Rights beneficially owned by the Acquiring Person or its affiliates, associates or transferees, which Rights will become void), to the extent permitted by applicable law, will constitute the right to purchase shares of First Tennessee Common Stock or Participating Preferred Stock having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price. In addition, the First Tennessee Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of First Tennessee Common Stock, elect to exchange the Rights (other than Rights beneficially owned by the Acquiring Person or its affiliates, associates or transferees) for shares of First Tennessee Common Stock or Participating Preferred Stock at an exchange ratio of one share of First Tennessee Common Stock or 1/100th of a share of Participating Preferred Stock per Right (the "Exchange Time").

     First Tennessee may not agree to be acquired by an Acquiring Person without providing that each Right, upon such acquisition, will constitute the right to purchase common stock of the Acquiring Person having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price.

     The Rights will not prevent a takeover of First Tennessee. The Rights, however, may have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding First Tennessee Common Stock unless the Rights are first redeemed by the First Tennessee Board.

SUBORDINATED CAPITAL NOTES DUE 1999

     On June 10, 1987, First Tennessee issued $75,000,000 principal amount of 10 3/8% Subordinated Capital Notes Due 1999 (the "Capital Notes"). The Capital Notes currently constitute Tier 2 capital under the Federal Reserve Board's risk-based capital guidelines. Pursuant to the Indenture, dated as of June 1, 1987 (the "Indenture"), between First Tennessee and BankAmerica National Trust Company, formerly Security Pacific National Trust Company (New York), Trustee, at maturity the Capital Notes are required to be exchanged for Common Stock, Preferred Stock or certain other eligible capital securities to be issued by First Tennessee ("Capital Securities") having a market value equal to the principal amount of the Capital Notes, except to the extent that First Tennessee, at its option, shall elect to pay in cash such principal amount from amounts representing proceeds of other issuances of Capital Securities designated for such use.

                                    EXPERTS

         The consolidated financial statements of First Tennessee and its subsidiaries incorporated in this Prospectus by reference from First Tennessee's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report dated January 17, 1995, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of First Tennessee common Stock to be issued pursuant to the Plan has been passed upon by Clyde A. Billings, Jr., Vice President and Counsel, First Tennessee National Corporation. Mr. Billings beneficially owns approximately 10,800 shares of First Tennessee Common Stock.

     Baker, Donelson, Bearman & Caldwell, a Professional Corporation, has rendered an opinion, summarized above in No. 23. Attorneys in the firm beneficially own approximately 28,000 shares of First Tennessee Common Stock.

                                INDEMNIFICATION

         Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. First Tennessee has adopted the provisions of the Tennessee statute pursuant to Article XXVIII of its Bylaws. Also, First Tennessee has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. First Tennessee has adopted the provisions of the statute in Article 13 of its charter.

         The shareholders of First Tennessee have approved an amendment to
Article XXVIII of the Bylaws pursuant to which First Tennessee is required to indemnify each director and any officers designated by the First Tennessee Board, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the First Tennessee Board is authorized to enter into individual indemnity agreements with the directors and such officers.
Such indemnity agreements have been approved for all of the directors and certain officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling First Tennessee pursuant to the foregoing provisions, First Tennessee has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

===============================================================================
No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made by this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering of any securities other than those to which it relates, or an offering of those to which it relates to any person in any jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of First Tennessee National Corporation since the date hereof.

Available Information . . . . . . . . . . . . . . . . . . . . . . .  1
Incorporation of Certain Documents by
   Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
First Tennessee National Corporation  . . . . . . . . . . . . . . .  2
The Dividend Reinvestment and Stock Purchase
   Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Description of First Tennessee Capital Stock  . . . . . . . . . . .  9
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . 11




================================================================================

================================================================================



                                FIRST TENNESSEE
                             NATIONAL CORPORATION


                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN



                                 COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)




                                  PROSPECTUS



                                  MAY 1, 1995




================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

                 Registration fee to the SEC  . . . . . . . . . . . . . $ 4,390
                 Blue Sky Fee and Expenses  . . . . . . . . . . . . . .     750
                 Printing expense . . . . . . . . . . . . . . . . . . .  10,000
                 Accounting fees and expenses . . . . . . . . . . . . .   5,250
                 Legal fees and expenses  . . . . . . . . . . . . . . .   3,750
                 Miscellaneous expenses . . . . . . . . . . . . . . . .     860
                                                                         ------
                 Total  . . . . . . . . . . . . . . . . . . . . . . . . $25,000
                                                                         ======

         All amounts except SEC Registation Fee are estimates.

Item 15.  Indemnification of Directors and Officers

         Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. First Tennessee has adopted the provisions of the Tennessee statute pursuant to Article XXVIII of its Bylaws. Also, First Tennessee has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. First Tennessee has adopted the provisions of the statute in Article 13 of its charter.

         The shareholders of First Tennessee have approved an amendment to
Article XXVIII of the Bylaws pursuant to which First Tennessee is required to indemnify each director and any officers designated by the First Tennessee Board, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the First Tennessee Board is authorized to enter into individual indemnity agreements with the directors and such officers.
Such indemnity agreements have been approved for all of the directors and certain officers.

Item 16.  Exhibits

Exhibits
 Number                                 Description
 ------                                 -----------
  3(i)           Restated Charter of First Tennessee, as amended, attached as
                 Exhibit 3(i) to First Tennessee's registration statement on
                 Form S-4 (No. 33-53331) filed April 28, 1994, and incorporated herein by reference.

  3(ii)          Bylaws of First Tennessee, as amended, attached as Exhibit
                 3(ii) to First Tennessee's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

  4(a) Form of Common Stock Certificate, incorporated herein by reference to exhibit 4(a) to First Tennessee's registration statement on Form S-4 (No. 33-51223) filed November 30, 1993.

   4(b)          Shareholder Protection Rights Agreement, dated as of
                 September 7, 1989, between First Tennessee and FTB as Rights
                 Agent, incorporated by reference to First Tennessee's
                 Registration Statement on Form 8-A, filed September 8, 1989

   4(c) Indenture, dated as of June 1, 1987, between First Tennessee and Security Pacific National Trust Company (New York),
                 Trustee incorporated by reference to First Tennessee's Annual
                 Report on Form 10-K for the fiscal year ended December 31, 1991

   4(d) First Tennessee and certain of its consolidated subsidiaries have outstanding certain long-term debt. See Note 12 in First
                 Tennessee's 1994 Annual Report to Shareholders. None of such debt exceeds 10% of the total assets of First Tennessee and its consolidated subsidiaries. Thus, copies of constituent instruments defining the rights of holders of such debt are not required to be included as exhibits. First Tennessee agrees to furnish copies of such instruments to the SEC upon request.

   5             Opinion Regarding Legality

   8             Opinion Regarding Tax Matters filed as an Exhibit to
                 Registrant's Registration Statement on Form S-3, No. 33-8029, and incorporated herein by reference.

  23(a)          Consent of Arthur Andersen LLP.

  23(b)          Consent of Ernst & Young LLP.

  23(c)          Consent of Baker, Donelson, Bearman & Caldwell

  23(d)          Consent of Clyde A. Billings, Jr. included in Exhibit 5.

  24             Powers of Attorney.

Item 17.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration
Statement:

         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect any facts or events arising after the effective date (or most recent post-effective amendment) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required [or] to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 28, 1995.

                             FIRST TENNESSEE NATIONAL CORPORATION
                             By: James F. Keen
                                ----------------------------------------
                                James F. Keen, Senior Vice President and
                                Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                      Title                                 Date
 ----------------------------------   ---------------------------------------------------   -----------------
                 *                    Chief Executive Officer (principal executive          April 28, 1995
 ----------------------------------   officer) and a Director
 Ralph Horn

                 *                    Senior Vice President and Chief Financial Officer     April 28, 1995
 ----------------------------------   (principal financial officer)
 Elbert L. Thomas, Jr.

                 *                    Senior Vice President and Controller (principal       April 28, 1995
 ----------------------------------   accounting officer)
 James F. Keen

                 *                    Director                                              April 28, 1995
 ----------------------------------
 Jack A. Belz

                 *                    Director                                              April 28, 1995
 ----------------------------------
 Robert C. Blattberg

                 *                    Director                                              April 28, 1995
 ----------------------------------
 J. R. Hyde, III

                 *                    Director                                              April 28, 1995
 ----------------------------------
 R. Brad Martin

                 *                    Director                                              April 28, 1995
 ----------------------------------
 Joseph Orgill, III

                 *                    Director                                              April 28, 1995
 ----------------------------------
 Richard E. Ray

                 *                    Director                                              April 28, 1995
 ----------------------------------
 Vicki G. Roman

                 *                    Director                                              April 28, 1995
 ----------------------------------
 Michael D. Rose

                 *                    Director                                              April 28, 1995
 ----------------------------------
 William B. Sansom

                 *                    Director                                              April 28, 1995
 ----------------------------------
 Gordon P. Street, Jr.

                 *                    Director                                              April 28, 1995
 ----------------------------------
 Ronald Terry

*By:  Clyde A. Billings, Jr.
      -----------------------------                              April 28, 1995
      Clyde A. Billings, Jr.
      As Attorney-in-Fact

          [The Power of Attorney is included herein as Exhibit 24.]

              Exhibit Index to Registration Statement on Form S-3

   Exhibits                                                          Sequential
    Number                             Description                   Page Number
    ------                             -----------                   -----------
     3(i)        Restated Charter of First Tennessee, as amended, attached as
                 Exhibit 3(i) to First Tennessee's registration statement on
                 Form S-4 (No. 33-53331) filed April 28, 1994, and incorporated herein by reference.

     3(ii)       Bylaws of First Tennessee, as amended, attached as Exhibit
                 3(ii) to First Tennessee's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

     4(a) Form of Common Stock Certificate, incorporated herein by reference to exhibit 4(a) to First Tennessee's registration statement on Form S-4 (No. 33-51223) filed November 30, 1993.

     4(b)        Shareholder Protection Rights Agreement, dated as of
                 September 7, 1989, between First Tennessee and FTB as Rights
                 Agent, incorporated by reference to First Tennessee's
                 Registration Statement on Form 8-A, filed September 8, 1989

     4(c) Indenture, dated as of June 1, 1987, between First Tennessee and Security Pacific National Trust Company (New York),
                 Trustee incorporated by reference to First Tennessee's Annual
                 Report on Form 10-K for the fiscal year ended December 31, 1991

     4(d) First Tennessee and certain of its consolidated subsidiaries have outstanding certain long-term debt. See Note 12 in First Tennessee's 1994 Annual Report to Shareholders. None of such debt exceeds 10% of the total assets of First Tennessee and its consolidated subsidiaries. Thus, copies of constituent instruments defining the rights of holders of such debt are not required to be included as exhibits. First
                 Tennessee agrees to furnish copies of such instruments to the SEC upon request.

     5           Opinion Regarding Legality

     8           Opinion Regarding Tax Matters filed as an Exhibit to
                 Registrant's Registration Statement on Form S-3, No. 33-8029, and incorporated herein by reference.

    23(a)        Consent of Arthur Andersen LLP.

    23(b)        Consent of Ernst & Young LLP.

    23(c)        Consent of Baker, Donelson, Bearman & Caldwell

    23(d)        Consent of Clyde A. Billings, Jr. included in Exhibit 5.

    24           Powers of Attorney.